REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     REGISTRATION RIGHTS AGREEMENT dated as of February 16, 1999, by and among Intelligroup, Inc., a New Jersey corporation (the "Company"), and Patrick J. Kavanaugh and Kurt A. Collins, who constitute all of the shareholders (the "Shareholders") of Empower, Inc., a Michigan corporation ("Empower Inc."), and Marcelo J. Casas and Jay D. Hiller (who, along with the Shareholders, constitute all of the members (the "Members") of Empower Solutions, L.L.C., a Michigan limited liability company ("Empower LLC")).

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Company, ES Merger Corp. ("Sub"), a Michigan corporation and a wholly-owned subsidiary of the Company, the Members and Empower LLC are parties to an Agreement and Plan of Merger dated as of February 16, 1999 (the " Empower LLC Merger Agreement") pursuant to which Empower LLC will merge with and into Sub (the "Empower LLC Merger");

     WHEREAS, pursuant to the Empower LLC Merger, the Members are to receive certain shares of the Company's common stock, $0.01 par value (the "Common Stock"); and

     WHEREAS, the Company, Sub, the Shareholders and Empower Inc. are parties to an Agreement and Plan of Merger dated as of February 16, 1999 (the "Empower Inc. Merger Agreement" and collectively with the Empower LLC Merger Agreement, the "Merger Agreements") pursuant to which Sub will merge with and into Empower Inc. (the "Empower Inc. Merger", and collectively with the Empower LLC Merger, the "Mergers");

     WHEREAS, pursuant to the Empower Inc. Merger, the Shareholders are to receive certain shares of the Company's Common Stock; and

     WHEREAS, the parties hereto desire to set forth their agreement concerning the registration for resale of the Common Stock issued in connection with the Mergers under the Securities Act of 1933, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Definitions.  As used  herein,  the  following  terms  shall  have  the
         -----------
following meanings:

     (a) "Company" shall mean Intelligroup, Inc. and its successors and assigns.

     (b) "Effective Date" shall mean the date upon which the Mergers are consummated.

     (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any relevant time.

     (d) "Person" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     (e) "Registration Statement" shall mean any Registration Statement of the Company filed with the SEC pursuant to the provisions of Section 2 of this Agreement which covers the resale of the Restricted Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including any pre-and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     (f) "Restricted Stock" shall mean the shares of Common Stock issued by the Company in the Mergers, and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities (or other equity securities issued in respect thereof) by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that: as to any particular shares of restricted stock, such securities shall cease to constitute Restricted Stock (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or
(ii) when and to the extent such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without further registration under the Securities Act.

     (g) "SEC" shall mean the United States Securities and Exchange Commission.

     (h) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any relevant time.

     (i) "Trading Day" shall mean any day on which the New York Stock Exchange is open for trading.

     Capitalized terms used in this Registration Rights Agreement and not otherwise defined herein shall have the same meaning ascribed thereto in the Merger Agreements.

     2. Registration of Restricted Stock.
        --------------------------------

     (a) SHELF REGISTRATION. As soon as practicable after the Effective Date, but in no event later than the announcement of the Company's 1999 first quarter financial results, the

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

Company shall use its best efforts to prepare and file a Registration Statement with the SEC (the "First Registration Statement") registering for resale by the Members 50% of the Restricted Stock issued to them in connection with the Mergers, and use its best efforts to, as promptly as possible thereafter, have such Registration Statement declared effective for the purpose of facilitating the public resale of such Restricted Stock. If, at the time the Company is required to file the First Registration Statement, the procedure specified in the Merger Agreements relating to the Net Book Value Adjustment to the Merger Consideration under each of the Merger Agreements has not yet been completed, the Company shall use its best efforts to include in the First Registration Statement 56% of the Restricted Stock issued to the Members at the Closing of the Mergers. Not later than the first anniversary of the Effective Date, the Company shall use its best efforts to prepare and file a Registration Statement with the SEC registering for resale by the Members any shares of Restricted Stock then held by them not then subject to an effective Registration Statement filed pursuant to this Section 2(a) or pursuant to Section 2(b) hereof. The Company shall use its best efforts to, as promptly as possible thereafter, have such Registration Statement declared effective for the purpose of facilitating the public resale of the Restricted Stock covered thereby.

     (b) PIGGYBACK REGISTRATION. If at any time following the date hereof but prior to the first anniversary of the Effective Date the Company proposes to file a registration statement under the Securities Act (except with respect to registration statements on Forms S-4, S-8, or any other form not available for registering the Common Stock for sale to the public), with respect to an offering of Common Stock for its own account or the account of another holder thereof, then the Company shall in each case give written notice of such proposed filing to the Members at least 30 days before the anticipated filing date of the registration statement with respect thereto (the "Piggyback Registration"), and shall, subject to Section 2(c) and Section 2(d) below, use its best efforts to include in such Piggyback Registration such number of shares of Restricted Stock then held by the Members as shall be equal to 33.33% of the Restricted Stock not then subject to an effective Registration Statement filed pursuant to Section 2(a).

     (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their reasonable opinion the amount Restricted Stock requested to be included in such registration exceeds the amount which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall use its best efforts to include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Restricted Stock requested to be included in such registration by the Members.

     (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Common Stock other than the Restricted Stock held by the Members, and the managing underwriters advise the Company in writing that in their reasonable opinion the amount of Common Stock requested to be included in such registration exceeds the amount which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall use its best efforts to include in such registration (i) first, the Common Stock requested to

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

be included therein by the holders requesting such registration and the Restricted Stock requested to be included in such registration, pro rata among the holders of such shares, and (ii) second, other shares requested to be included in such registration.

     (e) Notwithstanding anything to the contrary contained herein, the Company's obligation in Section 2(a) and Section 2(b) above shall extend only to the inclusion of the Restricted Stock in a Registration Statement filed under the Securities Act. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Restricted Stock or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Restricted Stock. Furthermore, the Company shall not be restricted in any manner from including within the Registration Statement the distribution, issuance or resale of any of its or any other securities.

     3.  Registration  Procedures.  Whenever it is  obligated  to  register  any
         ------------------------
Restricted Stock pursuant to this Agreement, the Company shall:

     (a) use its best efforts to prepare and file with the Commission a Registration Statement with respect to the Restricted Stock in the manner set forth at Section 2 hereof and use its best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective for that period identified in Section 3(g) hereafter;

     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 3(g) below and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the Shareholder's intended method of disposition set forth in such Registration Statement for such period;

     (c) furnish to the Members and to each underwriter, if any, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

     (d) use its best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Members, or, in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

     (e) immediately notify the Members under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the

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

statements contained therein not misleading in light of the circumstances under which they were made;

     (f) make available for inspection by the Members, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Members or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Members, underwriter, attorney, accountant or agent in connection with such Registration Statement;

     (g) for purposes of Section 3(a) and Section 3(b) above, the period of distribution of Restricted Stock shall be deemed to extend until the earlier of:
(A) the period in which all shares of Restricted Stock covered thereby shall have been sold; and (B) the date upon which applicable transfer restrictions imposed under Rule 144 (or any successor provision to such Rule) have expired;

     (h) if the Common Stock is listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Restricted Stock covered by such Registration Statement on such exchange or automated quotation system;

     (i) enter into normal and customary underwriting arrangements or an underwriting agreement and take all other reasonable and customary actions if the Members sell their shares of Restricted Stock pursuant to an underwriting (however, in no event shall the Company, in connection with such underwriting, be required to undertake any special audit of a fiscal period in which an audit is normally not required);

     (j) notify  the  Members if there are any  amendments  to the  Registration
Statement,  any  requests  by the SEC to  supplement  or amend the  Registration
Statement, or of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement;

     (k) cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement; and

     (l) comply with all requirements under the Securities Act, the Exchange Act and applicable state Blue Sky laws.

     4. Expenses.
        --------

     (a) For the purposes of this Section 4, the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Section 2 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, "blue sky" fees, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of the sale of Restricted Stock.

     (b) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statement filed pursuant to Section 2 of this Agreement. All Selling Expenses in connection with any Registration Statement filed pursuant to Section 2 of this Agreement shall be borne by the Members, or by such persons other than the Company (except to the extent the Company may be a seller) in proportion to the number of shares of Common Stock included under such Registration Statement, or as they may otherwise agree.

     5. Obligations of the Members.
        --------------------------

     (a) In connection with each registration hereunder, the Members will furnish to the Company in writing such information with respect to themselves and the securities held by them, and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such Member's Restricted Stock in the Registration Statement. Each Member also shall agree to promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

     (b) In connection with each registration pursuant to this Agreement, each Member selling shares will not effect sales thereof until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, each Member shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and the Member shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

     6. Information Blackout.
        --------------------

     At any time when a Registration Statement effected pursuant to Section 2 relating to Restricted Stock is effective, upon written notice from the Company to the Members that the Company has determined in good faith that sale of Restricted Stock pursuant to the Registration Statement would require disclosure
of  non-public  material  information,   the  Members  shall


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

suspend sales of Restricted Stock pursuant to such Registration Statement until such time as the Company notifies the Members that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such Registration Statement may otherwise be resumed. The Company will use its best efforts to minimize the duration of any suspension of trading required hereunder.

     7. Compliance with Rule 144. The Company  covenants and agrees that it will
        ------------------------
file all reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of the Members holding Restricted Stock, make publicly available other non-confidential information so long as necessary to permit sales under Rule 144 under the Securities Act), and will take such other action as the Members may reasonably request, all to the extent required from time to time to enable the Members to sell the restricted securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Member holding Restricted Stock, the Company will deliver to such Member a written statement as to whether it has complied with such requirements.

     8. Miscellaneous Provisions.
        ------------------------

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     (b) Counterparts. This Agreement may be signed in any number of counterparts and delivered via facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Shareholder.

     (d) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

          (i)  if to the Company, to:

               Mr. Gerard E. Dorsey
               Chief Financial Officer
               Intelligroup, Inc.
               499 Thornall Street
               Edison, New Jersey  08837
               Telephone Number: (732) 362-2301
               Telecopy Number:   (732) 362-2106

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

               with a copy to:

               Perry A. Pappas, Esquire
               Buchanan Ingersoll, Professional Corporation
               500 College Road East
               Princeton, New Jersey  08540
               Telephone Number: (609) 987-6802
               Telecopy Number:   (609) 520-0360

          (ii) if to the Members, to the address identified on the books and records of the Company;

               with a copy to:

               Richard C. Buslepp, Esquire
               Kerr Russell and Weber, PLC
               Detroit Center, Suite 2500
               500 Woodward Street
               Detroit, Michigan  48226-3427
               Telephone Number: (313) 961-7104
               Telecopy Number:   (313) 961-0388

or, at such other address as any of the parties shall have furnished in writing to the other parties hereto.

     (e) Successors and Assigns; Members as Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, and the agreements of the Company herein shall inure to the benefit of the Members and their respective successors and assigns.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


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


     IN WITNESS WHEREOF, each of the parties has executed or caused this Registration Rights Agreement to be executed as of the date first above written.



                                       INTELLIGROUP, INC.


                                       By:/s/ Stephen A. Carns
                                          ---------------------------------
                                          Name: Stephen A. Carns
                                          Title: President and Chief Executive
                                                 Officer


                                          /s/ Patrick J. Kavanaugh
                                          ---------------------------------
                                          Patrick J. Kavanaugh

                                          /s/ Kurt A. Collins
                                          ---------------------------------
                                          Kurt A. Collins

                                          /s/ Marcelo Casas
                                          ---------------------------------
                                          Marcelo Casas

                                          /s/ Jay D. Hiller
                                          ---------------------------------
                                          Jay D. Hiller


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